Exhibit 23.2

Encana Corporation

4400, 500 Centre Street S.E.

Calgary, Alberta T2P 2S5

Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name and reports auditing a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2016 (the “Reports”), and the information derived from our Reports, as described or incorporated by reference in: (i) Encana Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, (ii) Encana Corporation’s Registration Statement on Form F-3 (File Nos. 333-187492) and (iii) Encana Corporation’s Registration Statements on Form S-8 (File Nos. 333-124218, 333-85598, 333-140856 and 333-188758), filed with the United States Securities and Exchange Commission.

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. Welch
P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta

February 27, 2017

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6  Tel:  (403) 262-5506  Fax: (403) 233-2744  www.mcdan.com